SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

EXAM USA, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXAM USA, Inc.
5912 Bolsa Avenue, Suite 108

Huntington Beach, California 92649

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the stockholders of EXAM USA, Inc., a Nevada corporation (the “Company”), to inform you that shareholders owning in excess 17,475,720 shares of Common Stock, representing approximately eighty-seven percent (87%) of the outstanding voting power of the Company, have, by written consent, authorized and approved the following:

                An amendment to our Articles of Incorporation to effect a name change from “EXAM USA, Inc.” to “Pachinko World, Inc.” (the “Amendment” or “Proposal”).

This Information Statement is being sent in lieu of a special meeting of stockholders.  The Company has adopted the Proposal by the written consent of stockholders holding a majority of the voting power of the Company.

The Company’s Board of Directors unanimously approved and recommended, pursuant to a written consent dated February 20, 2006, that the Proposal be accepted.  The Company’s stockholders holding a majority of the voting power of the Company approved the Proposal, pursuant to a written consent dated February 23, 2006.   The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada.  The Company anticipates that the filing of the Amendment will occur on or about March 28, 2006 (the “Effective Date”), which is the date that is twenty (20) calendar days following the date we expect this Information Statement to be first mailed to our stockholders.   If the Proposal was not adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposal.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposal is authorized by Section 78.320(2) of the Nevada Revised Statutes (the “NRS”) and Section 12 of Article 1 of the Company’s Bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.  Pursuant to NRS Section 78.390(1)(b), a majority of the voting power is required in order to amend the Company’s Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposal as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

The holders of 17,475,720 outstanding shares of our Common Stock gave their written consent to the Proposal described in this Information Statement on February 23, 2006, which represents approval of the Proposal by the holders of approximately 87% of the Company’s

voting power.   It is proposed that this Information Statement will be first sent to the stockholders on or about March 8, 2006.  The record date established by the Company for purposes of determining the number of outstanding shares of common stock of the Company, and thus the voting power, is February 23, 2006 (the “Record Date”).

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the NRS.  No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the NRS are afforded to the Company’s stockholders as a result of the adoption of the Proposal.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 20,000,148 shares of common stock outstanding.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock; (ii) each director of the Company; and (iii) all directors and executive officers of the Company as a group.  This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named.  Unless otherwise indicated, the business address of each person listed is 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Yoneji Hirabayashi	1,048,540 shares Director and Chief Financial Officer	5.2%
Common Stock	Shinichi Hirabayashi	2,097,090 shares Director and Chief Executive Officer	10.5%
Common Stock	Akinori Hirabayashi	2,621,360 shares Director and Chief Operating Officer	13.1%
Common Stock	Haruo Miyano	262,140 shares Director and Secretary	1.3%
Common Stock	All directors and named executive officers as a group (4 persons)	6,029,130 shares	30.1%

                Mr. Yoneji Hirabayashi is the father of Mr. Shinichi Hirabayashi and Mr. Akinori Hirabayashi.  Beneficial ownership is determined in accordance with the rules of the Commission generally includes voting or investment power with respect to securities.  In accordance with Commission rules, shares of Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees.  Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Common Stock indicated as beneficially owned by them.

Proposal 1

CHANGE OF THE COMPANY’S NAME

On February 20, 2006, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to amend the Company’s Articles of Incorporation to effect a change in the Company’s name to Pachinko World, Inc.  On February 23, 2006, stockholders holding a majority of our issued and outstanding voting capital stock approved by written consent the name change by adopting the amendment to the Articles of Incorporation.

Reasons for Name Change

Our board of directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders, as it better identifies the nature of our business.   We own and operate pachinko parlors in Japan, and we believe our name should be changed to more particularly identify our company with our operations in Japan.

Effect of the Name Change

The voting and other rights that accompany the Company’s common stock will not be affected by the change in our corporate name.   In connection with our name change, we will obtain both a new trading symbol and new CUSIP number.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of voting stock is required for the approval of the amendment to our Articles of Incorporation.  We have obtained this approval through the written consent of stockholders holding a majority of the outstanding voting power of our outstanding capital stock.  Therefore, a special meeting of the stockholders to approve the name change and the amendment to the Articles of Incorporation is unnecessary.

 ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549.  Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

If you have any questions about the actions described in this Information Statement, you may contact Haruo (Henry) Miyano, Secretary, at 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649, telephone number (714) 895-7772.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Haruo Miyano
Haruo Miyano, Secretary

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of Corporation:    EXAM USA, INC.

2.     The articles have been amended as follows (provide article numbers, if available):

A.	Article 1 of the Articles of Incorporation is amended to read as follows:
“ARTICLE I, NAME, The name of the corporation shall be: PACHINKO WORLD, INC.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 17,475,720 shares of common stock representing 87 % of the corporation’s voting power.

4.   Effective date of filing (optional):            N/A

(must not be later than 90 days after the certificate is filed)

5.   Officer Signature (required): /s/ Haruo Miyano, Secretary